EXHIBIT 23.2


                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Albertson's, Inc. of our report dated March 17, 1999, incorporated by reference in the Annual Report on Form 10-K of Albertson's, Inc. and subsidiaries for the year ended January 28, 1999.



/s/ Deloitte & Touche LLP



Boise, Idaho

July 1, 1999